UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Exchange Act of 1934

February 4, 2015
Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE,
5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

          At the company’s 2015 annual meeting of shareholders on February 4, 2015, of the 100,802,942 total shares of common stock outstanding and entitled to vote, a total of 91,213,448 shares were represented, constituting a 90.5% quorum.  The final results for each of the matters submitted to a vote of our shareholders at the annual meeting are as follows:

Proposal No. 1:   All of the board’s nominees for director were elected by our shareholders to serve until the company’s 2016 annual meeting of shareholders or until their respective successors are elected and qualified, with the vote totals as set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Robert W. Best	75,914,090	807,476	112,922	14,378,960
Kim R. Cocklin	76,210,168	517,234	107,086	14,378,960
Richard W. Douglas	76,357,702	355,781	121,005	14,378,960
Ruben E. Esquivel	76,395,486	317,539	121,463	14,378,960
Richard K. Gordon	76,143,917	569,395	121,176	14,378,960
Robert C. Grable	76,445,434	266,035	123,019	14,378,960
Thomas C. Meredith	75,858,949	852,414	123,125	14,378,960
Nancy K. Quinn	76,266,378	455,156	112,954	14,378,960
Richard A. Sampson	76,433,521	280,649	120,318	14,378,960
Stephen R. Springer	76,077,615	640,292	116,581	14,378,960
Richard Ware II	69,961,659	6,758,429	114,400	14,378,960

Proposal No. 2:  The appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal 2015 was ratified by our shareholders, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
88,909,273	2,091,953	212,222	-0-

Proposal No. 3:  Our shareholders approved, on an advisory (non-binding) basis, the compensation of our named executive officers for fiscal 2014, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
72,420,421	4,087,917	326,150	14,378,960

Item 8.01.  Other Events.

On February 4, 2015, the independent directors of the company’s board designated director Nancy K. Quinn, chair of the Audit Committee, as Lead Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: February 6, 2015	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President, General Counsel
and Corporate Secretary